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                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Stock Option Plan of Lam Research Corporation of our report dated July 26, 1999, with respect to the consolidated financial statements and schedule of Lam Research Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 1999, filed with the Securities and Exchange Commission.



                                            /s/ Ernst & Young LLP

San Jose, California

December 14, 1999